UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 22, 2010

Date of Report (date of earliest event reported)

MICROFLUIDICS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 0-11625

DELAWARE	04-2793022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Ossippe Road, Newton, MA	02464
(Address of Principal Executive Offices)	(Zip Code)

(617) 969-5452

(Registrant’s Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 22, 2010, Microfluidics International Corporation and its wholly-owned subsidiary Microfluidics Corporation (collectively, the “Borrowers”) entered into an amendment (the “Amendment”) to its Loan Agreement (the “Agreement”) with Webster Bank, National Association (“Webster Bank”) extending the maturity date of its secured $1 million revolving line of credit with Webster Bank from October 22, 2010 until October 22, 2011.  There were no other changes to the Loan Agreement.

The full text of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.                                                 The following exhibit is being filed herewith:

10.1	Amendment to Loan Agreement dated October 22, 2010 by and among Microfluidics International Corporation and Microfluidics Corporation, as Borrowers, and Webster Bank, National Association, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROFLUIDICS INTERNATIONAL CORPORATION
(Registrant)

October 28, 2010
	By:	/s/ Peter Byczko
Peter Byczko
Vice President and Finance, Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1

Amendment to Loan Agreement dated October 22, 2010 by and among Microfluidics International Corporation and Microfluidics Corporation, as Borrowers, and Webster Bank, National Association, as Lender. (Filed herewith)